Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of China Growth Corporation, of our report dated April 15, 2011, with respect to the consolidated financial statements of China Growth Corporation as of and for the years ended December 31, 2010 and 2009. We also consent to the reference to our firm under the Caption “Experts” in such Registration Statement.

/s/ Ham, Langston & Brezina, LLP

Houston, Texas
October 11, 2011